       21.01.001


Investors Insurance Group, Inc.
Listing of Subsidiaries
December 31, 1995



    Name    	 					State of Incorporation

IIC, Inc. 							 	Oregon

Investors Insurance Corporation 	    Delaware

Investors Marketing Group, Inc. 	 	Florida